Exhibit (24)
THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Jon R. Moeller, Chief Financial Officer of the Registrant, Teri L. List, Treasurer of the Registrant, Steven W. Jemison, Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Treasurer or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:
(i)	the Amendment No. 1 to the Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Registrant, issuable in connection with The Gillette Company Employees’ Savings Plan, as may be revised in accordance with the Company resolution entitled “Authorize Filing of S-8 Registration Statement for The Gillette Company Employees’ Savings Plan”;

(ii)	any and all additional amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement; and

(iii)	any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement or any and all amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of each of said attorney-in-fact and agents or their substitute or substitutes.
IN WITNESS WHEREOF, each of the undersigned has subscribed to the above as of August 11, 2009.

Signature	Title

/s/ Robert A. McDonald
Robert A. McDonald	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ A.G. Lafley
A.G. Lafley	Chairman of the Board

/s/ Jon R. Moeller
Jon R. Moeller	Chief Financial Officer (Principal Financial Officer)

/s/ Valarie L. Sheppard
Valarie L. Sheppard	Comptroller (Principal Accounting Officer)

/s/ Kenneth I. Chenault
Kenneth I. Chenault	Director

Signature	Title

/s/ Scott D. Cook
Scott D. Cook	Director

/s/ Rajat K. Gupta
Rajat K. Gupta	Director

/s/ Charles R. Lee
Charles R. Lee	Director

/s/ Lynn M. Martin
Lynn M. Martin	Director

/s/ W. James McNerney, Jr.
W. James McNerney, Jr.	Director

/s/ Johnathan A. Rodgers
Johnathan A. Rodgers	Director

/s/ Ralph Snyderman
Ralph Snyderman	Director

/s/ Patricia A. Woertz
Patricia A. Woertz	Director

/s/ Ernesto Zedillo
Ernesto Zedillo	Director